UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

ECOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168413	27-2692640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Jericho Turnpike, Suite 110, Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 465-3964

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 14, 2017, Ecosciences, Inc., a Nevada corporation (the “Company”), issued to Joel Falitz, the Chief Executive Officer, President and Chairman of the Board of the Company, an aggregate of 8,133,050 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), of the Company pursuant to that certain Debt Conversion Agreement, dated December 13, 2017 (the “Debt Conversion Agreement”), between Mr. Falitz and the Company, in exchange for Mr. Falitz’s forgiveness of $8,133.05 of indebtedness owed him by the Company. The securities were issued pursuant to the registration exemption under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

On December 15, 2017, the Company issued to Mr. Falitz an aggregate of 97,596,600 shares of Common Stock pursuant to Mr. Falitz’s Notice of Conversion, dated December 14, 2017, under which Mr. Falitz converted an aggregate of 8,133,050 shares of Series C Preferred Stock into an aggregate of 97,596,600 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. According to the Certificate of Designation, as amended, for the Company’s Series C Preferred Stock each share of Series C Preferred Stock is convertible upon the election the holder thereof, into 12 shares of Common Stock of the Company; provided, however, in connection with any conversion hereunder, each holder of Series C Preferred Stock may not convert any part of the Series C Preferred Stock if such conversion would cause such holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company. The 4.99% conversion limitation was waived by the Company and Mr. Falitz. The securities were issued pursuant to the registration exemption under Section 3(a)(9) of the Securities Act.

A copy of the Debt Conversion Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock Amendment

On December 13, 2017, the Company filed a Certificate of Amendment (the “Series C Amendment”) to its Series C Preferred Stock Certificate of Designation with the Secretary of State of Nevada originally filed with the Nevada Secretary of State on April 20, 2015 and amended on June 4, 2015. Pursuant to the Series C Amendment, the Company increased amount of designated Series C Preferred Stock from 10,000,000 to 15,000,000 shares and also removed the restriction that the holder is required to hold the shares for at least one year prior converting such shares into Common Stock. The Series C Amendment also permits the Company to reissue shares of Series C Preferred Stock upon the redemption or conversion of such shares. The Series C Amendment was duly adopted by the Board of Directors and the holders of a majority of the outstanding Series C Preferred Stock.

A copy of the Series C Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Series D Preferred Stock Amendment

On December 13, 2017, the Company filed a Certificate of Amendment (the “Series D Amendment”) to its Certificate of Designation for the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), with the Secretary of State of Nevada originally filed with the Nevada Secretary of State on June 4, 2015. Pursuant to the Series D Amendment, the Company increased amount of designated Series D Preferred Stock from 10,000,000 to 20,000,000 and also removed the restriction that the holder is required to hold the shares for at least one year prior converting such shares into Common Stock. The Series D Amendment also permits the Company to reissue shares of Series D Preferred Stock upon the redemption or conversion of such shares.

The Series D Amendment was duly adopted by the Board of Directors and the holders of a majority of the outstanding Series D Preferred Stock.

A copy of the Series D Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:
3.1	Certificate of Amendment to the Series C Convertible Preferred Stock Certificate of Designation

3.2	Certificate of Amendment to the Series D Convertible Preferred Stock Certificate of Designation

10.1	Debt Conversion Agreement, dated December 13, 2017, between Ecosciences, Inc. and Joel Falitz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSCIENCES, INC.

Dated: December 15, 2017	By:	/s/ Joel Falitz
Joel Falitz
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)